Exhibit 3.10

Amended and Restated Constitution

of

JBS Global Meat Holdings Pty Ltd’

ACN 050 207 960

A Company Limited by Shares

Incorporated in the Australian Capital Territory

MALLESONS STEPHEN JAQUES

Solicitors

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Telephone (02) 9296 2000

Fax (02) 9296 3999

DX 113 Sydney

RefCH:BMCW

JBS Global Meat Holdings Pty Ltd’

i

8 General meetings	9

Annual general meeting	9
General meeting	9
Notice of general meeting	9
Postponement or cancellation of meeting	10

9 Proceedings at general meetings	11

Representation of Member	11
Quorum	11
Appointment and powers of chairman of general meeting	11
Adjournment of general meetings	12
Voting on a resolution	12
Questions decided by majority	13
Poll	13
Equality of votes - chairman’s casting vote	13
Entitlement to vote	13
Joint shareholders’ vote	13
Vote of shareholder of unsound mind	13
Effect of unpaid call	14
Objection to voting qualification	14
Appointment of proxy	14
Receipt of proxy and other instruments	15
Validity of vote in certain circumstances	15
Director entitled to notice of meeting	16
Auditor entitled to notice of meeting	16

10 The Directors	16

Number of Directors	16
Appointment of Director	16
Removal of Director	16
Share qualification of Directors	16
Remuneration of Directors	16
Travelling expenses	17
Director’s interests	17
Vacation of office of Director	18
Interests of Holding Company	18

11 Powers and duties of Directors	19

Directors to manage Company	19
Appointment of attorney	19
Minutes	19
Execution of Company cheques, etc	19

12 Proceedings of Directors	19

Directors’ meetings	19
Questions decided by majority	19
Chairman’s casting vote	20
Alternate directors and proxies	20
Quorum for Directors’ meeting	21
Remaining Directors may act	21
Chairman of Directors	21
Directors’ committees	21
Written resolution by Directors	22
Use of technology	22
Validity of acts of Directors	22
Appointment of Managing and Executive Directors	22
Remuneration of Managing and Executive Directors	22
Powers of Managing and Executive Directors	23

ii

13 Secretary	23

Appointment of Secretary	23
Suspension and removal of Secretary	23
Powers, duties and authorities of Secretary	23

14 Seals	23

Common and duplicate common seal	23
Use of common seal	23

15 Inspection by records	24

Inspection by member	24

16 Dividends and reserves	24

Payment of dividend	24
No interest on dividends	24
Reserves and profits carried forward	24
Calculation and apportionment of dividends	24
Deductions from dividends	24
Distribution of specific assets	25
Payment by cheque and receipts from joint holders	25
Unclaimed dividends	26

17 Capitalisation of profits	26

Capitalisation of reserves and profits	26

18 Service of documents	27

Service of documents	27

19 Audit and accounts	27

Company to keep accounts	27
Company to audit accounts	27

20 Winding up	28

Distribution of assets	28

21 Indemnity	28

Indemnity of officers	28
Insurance	29

iii

Constitution

of

JBS Global Meat Holdings Pty Ltd’

ACN 050 207 960

a company limited by shares

1	Preliminary

Definitions

1.1	The following words have these meanings in this Constitution unless the contrary intention appears.

Alternate Director means a person appointed as an alternate director under Article 12.6.

Article means an Article of this Constitution.

Company means JBS Global Meat Holdings Pty Ltd’.

Constitution means this Constitution as amended from time to time, and a reference to a particular Article has a corresponding meaning.

Corporations Act means the Corporations Act 2001 (Cwlth).

Director means a person holding office as a director of the Company, and where appropriate includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

Executive Director means a person appointed as an executive director under Article 12.27.

Managing Director means a person appointed as a managing director under Article 12.27.

Member means a person entered in the Register as a holder of shares in the capital of the Company.

Part means a Part of this Constitution.

Prescribed Interest Rate means the rate determined by the Directors for the purpose of this Constitution, and in the absence of a determination means 5%.

Register means the register of Members of the Company under the Corporations Act and if appropriate includes a branch register.

Registered Office means the registered office of the Company.

Representative means a person appointed to represent a corporate Member at a general meeting of the Company in accordance with the Corporations Act.

Secretary means a person appointed under Article 13.1 as secretary of the Company; and where appropriate includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary of the Company.

Section means a section of the Corporations Act.

State means the State or Territory in which the Company is for the time being registered.

Interpretation

1.2	In this Constitution unless the contrary intention appears:

(a)	words importing any gender include all other genders;

(b)	the word “person” includes a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association or an authority;

(c)	the singular includes the plural and vice versa;

(d)	a reference to a law includes regulations and instruments made under the law;

(e)	a reference to a law or a provision of a law includes amendments, re-enactments or replacements of that law or the provision, whether by the State or the Commonwealth of Australia or otherwise;

(f)	a power, an authority or a discretion reposed in a Director, the Directors, the Company in general meeting or a Member may be exercised at any time and from time to time; and

(g)	a reference to an amount paid on a share includes an amount credited as paid on that share.

1.3	Unless the contrary intention appears in this Constitution, an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Corporations Act, the same meaning as in that provision of the Corporations Act.

1.4	Headings are inserted for convenience and are not to affect the interpretation of this Constitution.

1.5	This Constitution is divided into Parts as indicated by its index.

Replaceable rules not to apply

1.6	The provisions of the Corporations Act that apply as replaceable rules are displaced by this Constitution and accordingly do not apply to the Company.

Proprietary company

1.7	The Company is a proprietary company and accordingly:

(a)	the number of Members:

(i)	counting joint holders of shares in the company as one person; and

(ii)	excluding:

(A)	each Member who is an employee of the Company or of a subsidiary of the Company; and

(B)	each Member who became a Member at a time when that Member was an employee of the Company or of a subsidiary of the Company,

must not exceed 50; and

(b)	the Company may not engage in anything that would require the lodgement of a prospectus under Part 6D.2 of the Corporations Act, other than an offer of shares to:

(i)	a Member; or

(ii)	a person in the employment of the Company or of a subsidiary of the Company.

Previous Constitution Superseded

1.8	This Constitution supersedes the Memorandum and Artides of Association of the company which are taken to be the Company’s Constitution in force immediately before the adoption of this Constitution.

Transitional

1.9	Everything done under any previous Constitution of the Company shall continue to have the same operation and effect after the adoption of this Constitution as if properly done under this Constitution. In particular:

(a)	every director, alternate director and secretary in office immediately before adoption of this constitution shall be taken to have been appointed and shall continue in office under this Constitution; and

(b)	any Seal adopted by the Company before the adoption of this Constitution shall be taken to be a Seal properly adopted under this Constitution.

2	Share capital and variation of rights

Directors to issue shares

2.1	Subject to the Corporations Act, this Constitution and any special rights conferred on the holders of any shares or class of shares:

(a)	the issue of shares in the Company is under the control of the Directors and the Directors may issue or dispose of shares to such persons at such times and on such terms and conditions and having attached to them such preferred, deferred or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise as the Directors think fit;

(b)	the Directors may grant to any person an option over shares or pre-emptive rights during such time and for such consideration as they think fit; and

(c)	the Directors have the right to settle the manner in which fractions of a share, however arising, are to be dealt with.

Variation of rights

2.2	If the share capital is divided into different classes of shares, the rights attached to a class, unless otherwise provided by the terms of issue of the shares of that class, may be varied or cancelled in any way with:

(a)	the consent in writing of the holders of at least three-quarters of the issued shares of that class; or

(b)	the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

2.3	The rights conferred on the holders of the shares of any class are not to be taken as varied by the issue of further shares ranking equally with the first-mentioned shares unless otherwise:

(a)	expressly provided by the terms of issue of the first-mentioned shares; or

(b)	required by the Corporations Act.

2.4	The provisions of this Constitution relating Lo general meetings apply so far as they are capable of application and with the necessary changes to every separate meeting of the holders of a class of shares except that:

(a)	a quorum is constituted by at least two persons who, between them, hold or represent one-third of the issued shares of the class (unless only one person holds a share of the class, in which case that person constitutes a quorum); and

(b)	any holder of shares of the class, present in person or by proxy, or attorney or Representative, may demand a poll.

Recognition of interests

2.5	The Company is not required to recognise a person as holding a share on any trust, except as required by law.

2.6	The Company is not required to recognise any equitable, contingent, future or partial interest in any share or unit of a share or any other right in respect of a share except an absolute right of ownership in the registered holder, whether or not it has notice of the interest or right concerned, except as required by law.

Share and option certificates

2.7	The Company must issue to each Member and option holder one or more certificates for the securities held by the person. The Company is not required to issue more than one certificate or statement for shares or options held by several persons.

2.8	Delivery of a certificate for a share or option lo one of several joint holders is sufficient delivery to all such holders.

Joint holders of shares

2.9	Where two or more persons are registered as the joint holders of shares then they are deemed to hold the shares as joint tenants with rights of survivorship.

2.10	The Company is not bound:

(a)	to register more than three persons as joint holders of a share; or

(b)	to issue more than one certificate in respect of shares jointly held.

3	Lien

Lien on share

3.1	The Company has a first and paramount lien on every share for:

(a)	all due and unpaid calls and instalments in respect of that share;

(b)	all money which the Company may be called on by law to pay in respect of that share;

(c)	all money payable by the Member to the Company;

(d)	interest at the Prescribed Interest Rate on the amount due from the date it becomes due until payment; and

(e)	reasonable expenses of the Company in respect of the default on payment,

and the lien extends to all dividends, rights and other distributions from time to time declared paid or made in respect of that share.

3.2	Nothing in this Constitution prejudices or affects any right or remedy which any law may confer on the Company and as between the Company and every Member, Member’s executors, administrators and estate wherever constituted or situated any right or remedy which any law confers on the Company is enforceable by the Company.

3.3	The Directors may at any time exempt a share wholly or in part from the provisions of Article 3.1.

Sale under lien

3.4	Subject to Article 3.5, the Company may sell, in any manner the Directors think fit, any share on which the Company has a lien.

3.5	A share on which the Company has a lien may not be sold by the Company unless:

(a)	a sum in respect of which the lien exists is presently payable; and

(b)	the Company has, not less than 14 days before the date of sale, given to the registered holder of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

Transfer on sale under lien

3.6	For the purpose of giving effect to a sale under Article 3.4, the Company may receive the consideration, if any, given for the share so sold and may execute a transfer of the share sold in favour of the purchaser of the share, or do all such other things as may be necessary or appropriate for it to do to effect the transfer.

3.7	The Company must register the purchaser as the holder of each share comprised in any such transfer and the purchaser is not bound to see to the application of the purchase money.

3.8	The title of the purchaser to the share is not affected by any irregularity or invalidity in connection with the sale of the share.

Proceeds of sale

3.9	The proceeds of a sale under Article 3.4 must be applied by the Company in payment of the amount in respect of which the lien exists as is presently payable, and the residue, if any, must be paid to the person entitled to the share immediately before the sale.

4	Calls on shares

Directors lo make calls

4.1	The Directors may make calls on a Member in respect of any money unpaid on the shares of that Member, if the money is not by the terms of issue of those shares made payable at fixed times.

4.2	A call may be made payable by instalments. The Directors may revoke or postpone a call.

Time of call

4.4	A call is to be deemed to be made at the time when the resolution of the Directors authorising the call is passed.

Members’ liability

4.5	Each Member must pay to the Company the amount called on the shares at the time or times and place specified by the Directors.

4.6	The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

4.7	Toe non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

Interest on default

4.8	If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum to the time of actual payment at the Prescribed Interest Rate. The Directors may waive payment of that interest wholly or in part.

Fixed instalments deemed calls

4.9	Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date, is deemed for the purposes of this Constitution to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

Differentiation between shareholders as to calls

4.10	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

Prepayment of calls

4.11	The Directors may accept from a Member the whole or a part of the amount unpaid on a share although no part of that amount has been called.

4.12	The Directors may authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the Prescribed Interest Rate, as is agreed on between the Directors and the Member paying the sum.

5.	Transfer of shares

Forms of instrument of transfer

5.1	Subject to this Constitution, a Member may transfer all or any of the Member’s shares by instrument in writing in any usual or common form or in any other form that the Directors approve.

Registration procedure

5.2	The instrument of transfer:

(a)	must be executed by or on behalf of both the transferor and the transferee; and

(b)	must be left for registration at the Registered Office, accompanied by the certificate for the shares to which it relates and the information the Directors require to show the right of the transferor to make the transfer.

5.3	A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the shares and a transfer of shares does not pass the right to any dividends declared on the shares until registration.

Directors’ powers to decline to register

5.4	The Directors may decline to register any transfer of shares, without being bound to give any reason whatsoever for so doing.

6.	Transmission of shares

Transmission of shares on death of holder

6.1	In the case of the death of a Member:

(a)	the survivor or survivors where the deceased was a joint holder; and

(b)	the legal personal representatives of the deceased where the deceased was a sole holder,

are the only persons recognised by the Company as having any title to the deceased’s interest in shares held by that Member; but this Article does not release the estate of a deceased joint holder from any liability in respect of a share held jointly by the deceased with other persons.

Right to registration on death or bankruptcy

6.2	Subject to any applicable legislation, a person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, on such information being produced as is properly required by the Directors, either elect to be registered as holder of the share or nominate another person to be registered as the transferee of the share. Where the surviving joint holder becomes entitled to a share in consequence of the death of a Member the Directors must, on satisfactory evidence of that death being produced to them, direct the Register to be altered accordingly.

6.3	If the person becoming entitled elects to be registered as holder of the share under Article 6.2, the person must deliver or send to the Company a notice in writing signed by the person, in such form as the Directors approve, stating that the person so elects.

6.4	If the person becoming entitled nominates another person to be registered as the transferee of the share under Article 6.2, the person must execute a transfer of the share to the other person.

6.5	All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, and the registration of transfer of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the Member had not occurred and the notice or transfer was a transfer signed by that Member.

Effect of transmission

6.6	If the registered holder of a share dies or becomes bankrupt, the personal representative or the trustee of the estate of the registered holder, as the case may be, is, on the production of such information as is properly required by the Directors, entitled to the same dividends, distributions and other advantages, and to the same rights, whether in relation to meetings of the Company, or to voting or otherwise, as the registered holder would have been entitled to if the registered holder had not died or become bankrupt.

6.7	If two or more persons are jointly entitled to any share in consequence of the death of the registered holder, they are, for the purpose of this Constitution, deemed to be joint holders of the share.

7. Forfeiture of shares

Notice requiring payment of call

7.1	If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time afterwards during such time as any part of the call or instalment remains unpaid, serve a notice on the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of that non-payment.

7.2	The notice must name a further day, not earlier than the expiration of 14 days from the date of service of the notice, on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in n:spect of which the call was made will be liable to be forfeited.

Forfeiture for failure to comply with notice

7.3	A share in respect of which the notice under Article 7.1 has not been complied with may at any time, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

7.4	A forfeiture under Article 7.3 includes all dividends and other distributions declared or to be made in respect of the forfeited shares and not actually paid or distributed before the forfeiture.

7.5	Subject to the Corporations Act a share forfeited under Article 7.3 may be sold, re-issued or otherwise disposed of to whom and on such terms as the Directors think fit.

7.6	If any share is forfeited under Article 7.3 notice of the forfeiture must be given to the Member holding the share immediately prior to the forfeiture and an entry of the forfeiture and its date must be made in the Register.

7.7	The Directors may accept the surrender of any share which they are entitled to forfeit on such terms as they think fit and any share so surrendered is deemed to be a forfeited share.

Cancellation of forfeiture

7.8	At any time before a sale or disposition of a share, the forfeiture of that share may be cancelled on such terms as the Directors think fit.

Effect of forfeiture on former holder’s liability

7.9	A person whose shares have been forfeited:

(a)	ceases to be a Member in respect of the forfeited shares and loses all entitlement to dividends and other distributions or entitlements on the shares; and

(b)	remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares, plus interest at the Prescribed Interest Rate from the date of forfeiture and also reasonable expenses of sale.

Evidence of forfeiture

7.10	A statement in writing declaring that the person making the statement is a director or a secretary of the Company, and that a share in the Company has been forfeited in accordance with this Constitution on the date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share.

Transfer of forfeited share

7.11	The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute or effect a transfer of the share in favour of the person to whom the share is sold or disposed of.

7.12	On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

7.13	The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

Forfeiture applies to non-payment of instalment

7.14	The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified.

8	General meetings

Annual general meeting

8.1	If the Company is a public company annual general meetings of the Company are to be held in accordance with the Corporations Act.

General meeting

8.2	The Directors may convene a general meeting of the Company and the Directors must convene and arrange to hold a general meeting when requisitioned by Members in accordance with the Corporations Act.

Notice of general meeting

8.3	Except where Section 249H(2) applies, at least 21 days notice must be given of a meeting of the Members, exclusive of the day on which the notice is served or deemed to be served and of the day for which notice 1s given.

8.4	Notice of a meeting of Members must be given in accordance with Section 249J, and the replaceable rule in Section 2491(4) applies.

8.5	A notice of a general meeting must:

(a)	set out the place, date and time of meeting, and state the general nature of the business to be dealt with at the meeting and, if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner; and

(b)	state that:

(i)	a Member who is entitled to attend and cast a vote at the meeting has a right to appoint a proxy;

(ii)	a proxy need not be a Member; and

(iii)	a Member who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes which each proxy is appointed to exercise.

8.6	If a special resolution is to be proposed, the notice of meeting must set out an intention to propose the special resolution and state the resolution.

8.7	The non-receipt of notice of a general meeting by, or the accidental omission to give notice of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting.

Postponement or cancellation of meeting

8.8	Where a general meeting (including an annual general meeting) is convened by the Directors they may, whenever they think fit, cancel the meeting or postpone the holding of the meeting to a date and time determined by them.

8.9	Written notice of cancellation or postponement of a general meeting must be given to each Member individually and to each other and such other person as is entitled under the Corporations Act or this Constitution and must specify the reason for cancellation or postponement (as the case may be).

8.10	A notice postponing the holding of a general meeting must specify:

(a)	a date and time for the holding of the meeting; and

(b)	a place for the holding of the meeting which may be either the same as or different from the place specified in the notice convening the meeting; and

(c)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner.

8.11	The number of clear days from the giving of a notice postponing the holding of a general meeting to the date specified in that notice for the holding of the postponed meeting must not be less than the number of clear days notice of the meeting required to be given by this Constitution or the Act.

8.12	The only business that may be transacted at a general meeting the holding of which is postponed is the business specified in the notice convening the meeting.

8.13	The accidental omission to give notice of the cancellation or postponement of a meeting to, or the non-receipt of any such notice by, any Member or person entitled to notice does not invalidate that cancellation or postponement or any resolution passed at a postponed meeting.

8.14	Where:

(a)	by the terms of an instrument appointing a proxy or attorney or of an appointment of a Representative, a proxy or an attorney or a Representative is authorised to attend and vote at a general meeting to be held on a specified date or at a general meeting or general meetings to be held on or before a specified date; and

(b)	the date for holding the meeting is postponed to a date later than the date specified in the instrument of proxy, power of attorney or appointment of Representative,

then, by force of this Article, that later date is substituted for and applies to the exclusion of the date specified in the instrument of proxy, power of attorney or appointment of representative unless the Member appointing the proxy, attorney or representative gives to the Company at its registered office notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed.

8.15	Articles 8.8 to 8.14 (both inclusive) do not apply to a general meeting convened by Members under Section 249F or by the Directors pursuant to a requisition of Members under the Corporations Act.

9	Proceedings at general meetings

Representation of Member

9.1	A Member may be present and vote in person or may be represented at any meeting of the Company by:

(a)	proxy;

(b)	attorney; or

(c)	in the case of a body corporate which is a Member, a Representative.

9.2	Unless the contrary intention appears, a reference to a Member in Part 9 means a person who is a Member, or is a proxy, attorney or Representative of that Member.

Quorum

9.3	Subject to Article 9.6, two Members present in person or by proxy, attorney or Representative are a quorum at a general meeting.

9.4	An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the beginning of a meeting it is to be deemed present throughout the meeting unless the chairman of the meeting on the chairman’s own motion or at the instance of a Member, proxy, attorney or Representative who is present otherwise declares.

9.5	If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a)	if convened by, or on requisition of, Members, is dissolved; and

(b)	in any other case stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

9.6	At a meeting adjourned under Article 9.5(b) two persons each being a Member, or a proxy, attorney or Representative of a Member present at the meeting are a quorum and, if a quorum is not present within 15 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

Appointment and powers of chairman of general meeting

9.7	If the Directors have elected one of their number as chairman of their meetings, that person is entitled to preside as chairman at a general meeting.

9.8	If a general meeting is held and:

(a)	a chairman has not been elected by the Directors; or

(b)	the elected chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the following may preside as chairman of the meeting (in order of precedence): the deputy chairman (if any); a Director chosen by a majority of the Directors present; the only Director present; a Member chosen by a majority of the Members present in person or by proxy, attorney or Representative.

9.9	The chairman of a general meeting:

(a)	has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;

(b)	may require the adoption of any procedure which is in the chairman’s opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and

(c)	may, having regard where necessary to Sections 250S and 250T, terminate discussion or debate on any matter whenever the chairman considers it necessary or desirable for the proper conduct of the meeting, and a decision by the chairman under this Article is final.

Adjournment of general meetings

9.10	The chairman may, with the consent of any meeting at which a quorum is present, and must if so directed by the meeting, adjourn the meeting to a new day, time or place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

9.11	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

9.12	Except as provided by Article 9.11, it is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

9.13	A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

9.14	A resolution passed at a meeting resumed after an adjournment is passed on the day it was passed.

Voting on a resolution

9.15	At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is demanded:

(a)	before the vote is taken;

(b)	before the voting results on the show of hands are declared; or

(c)	immediately after the voting results on the show of hands are declared,

by:

(d)	the chairman;

(e)	not less than two Members entitled to vote on the resolution; or

(f)	Members with at least 5% of the votes that may be cast on the resolution on a poll, the percentage of votes that members have being worked out as at the midnight before the poll is demanded.

On a show of hands, a declaration by the Chairman is conclusive evidence of the result.

Questions decided by majority

9.16	Subject to the requirements of the Corporations Act, a resolution is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

Poll

9.17	If a poll is properly demanded, it must be taken in the manner and at the date and time directed by the chairman and the result of the poll is the resolution of the meeting at which the poll was demanded.

9.18	A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately.

9.19	A demand for a poll may be withdrawn.

Equality of votes - chairman’s casting vote

9.20	If there is an equality of votes, either on a show of hands or on a poll, the chairman of the meeting is not entitled to a casting vote in addition to any votes to which the chairman is entitled as a Member or as a proxy, attorney or Representative of a Member.

Entitlement to vote

9.21	Subject to any rights or restrictions for the time being attached to any class or classes of shares and to this Constitution:

(a)	on a show of hands, each Member present in person and each other person present as a proxy, attorney or Representative of a Member has one vote;

(b)	on a poll, each Member present in person or by proxy, attorney or Representative has one vote for each share held by the Member.

9.22	A proxy’s authority to speak and vote for a Member at a meeting is suspended while the Member is present at the meeting.

Joint shareholders’ vote

9.23	In the case of joint holders of a share in the Company the vote of the senior who tenders a vote, whether in person or by proxy, attorney or Representative, must be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority is determined by the order in which the names stand in the Register.

Vote of shareholder of unsound mind

9.24	If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health then the Member’s committee or trustee or such other person as properly has the management of the Member’s estate may exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

Effect of unpaid call

9.25	A Member is not entitled to vote at a general meeting unless all calls and other sums due and presently payable by the Member in respect of the Member’s shares in the Company have been paid.

Objection to voting qualification

9.26	An objection may not be raised to the right of a person to attend or vote at the meeting or adjourned meeting except at that meeting or adjourned meeting. Any such objection must be referred to the chairman of the meeting, whose decision is final. A vote not disallowed under such an objection is valid for all purposes.

Appointment of proxy

9.27	A Member entitled to attend and vote at a meeting of Members may appoint:

(a)	a person; or

(b)	if the Member is entitled to cast two or more votes at the meeting, two persons,

as the Member’s proxy or proxies to attend and vote for the Member at the meeting. If the Member appoints two proxies and the instrument of appointment does not specify the number or proportion of the Member’s votes each proxy may exercise one-half of the votes. A proxy need not be a Member.

9.28	An appointment of a proxy is valid if it is signed by the Member making the appointment and contains the following information:

(a)	the Member’s name and address;

(b)	the Company’s name;

(c)	the proxy’s name or the name of the office held by the proxy; and

(d)	the meetings at which the appointment may be used.

An appointment may be a standing one.

9.29	An undated appointment is to be taken to have been dated on the day it is given to the Company.

9.30	An appointment may specify the way the proxy is to vote on a particular resolution. In that event:

(a)	the proxy need not vote on a show of hands, but if the proxy does so, the proxy must vote that way;

(b)	if the proxy has two or more appointments that specify different ways to vote on the resolution, the proxy must not vote on a show of hands;

(c)	if the proxy is the chairman, the proxy must vote on a poll, and must vote that way; and

(d)	if the proxy is not the chairman, the proxy need not vote on a poll, but if the proxy does so, the proxy must vote that way.

If a proxy is also a Member, this Article does not affect the way that the person can cast any votes attached to shares held by that person.

9.31	Except to the extent that the appointment of a proxy expressly limits the exercise by the proxy of the power to vote at a meeting, a proxy has the same rights to attend, vote and otherwise act at the meeting as a Member attending the meeting in person.

9.32	An appointment of a proxy does not need to be witnessed.

9.33	A later appointment revokes an earlier one if both appointments could not be validly exercised at the meeting.

9.34	An instrument appointing a proxy is to be taken to confer authority to demand or join in demanding a poll.

Receipt of proxy and other instruments

9.35	An instrument appointing a proxy may not be treated as valid unless the instrument and the power of attorney under which the instrument is signed or, in the case of an unregistered power, a copy of that power or authority certified as a true copy, is or are received by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote at the Registered Office or at any other place specified for that purpose in the notice convening the meeting.

If the notice convening a general meeting specifies a facsimile number to which a proxy and related materials may be sent then receipt by the facsimile machine on that number of a complete and legible facsimile of the document will be taken as a receipt by the Company at a specified place for the purposes of this Article.

Validity of vote in certain circumstances

9.36	A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding:

(a)	the previous death or unsoundness of mind of the principal;

(b)	the revocation of the instrument, or of the authority under which the instrument was executed, or of the power; or

(c)	the execution of a transfer of the share in respect of which the instrument or power is given,

if notice in writing of the death, unsoundness of mind, revocation or transfer has not been received by the Company at the Registered Office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

Director entitled to notice of meeting

9.37	A Director is entitled lo receive notice of and to attend all general meetings and all separate general meetings of the holders of any class of shares in the capital of the Company and is entitled to speak at those meetings.

Auditor entitled to notice of meeting

9.38	The Company must give its auditor (if any):

(a)	notice of a general meeting in the same way that a Member is entitled to receive notice; and

(b)	any other communications relating to the general meeting that a Member is entitled to receive.

10	The Directors

Number of Directors

10.1	The Company must have at least one Director. The Directors in office at the time of adoption of this Constitution continue in office subject to this Constitution. The Company in general meeting may by resolution increase or reduce the number of Directors.

Appointment of Director

10.2	The Company in general meeting may by resolution and the Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors.

Removal of Director

10.3	The Company in general meeting may by resolution remove a Director from office as a Director.

Share qualification of Directors

10.4	A Director is not required to hold a share in the Company.

Remuneration of Directors

10.5	Subject to Article 10.6, the Directors are entitled to be paid out of the funds of the Company as remuneration for their services as Directors such sum accruing from day to day as the Company in general meeting determines.

10.6	If the number of Directors in office is greater than the number in office when the Directors’ remuneration was last determined (whether at a general meeting or by Article 10.5) each additional Director is entitled, until the remuneration of the Directors is next determined at a general meeting, to be paid as remuneration for services as a Director an amount per annum obtained by dividing the aggregate amount paid to the other Directors as remuneration for their services as Directors divided by the number of the other Directors.

10.7	If a Director at the request of the Directors performs additional or special duties for the Company, the Company may remunerate that Director by payment of a fixed sum or salary to be determined by the Directors and that remuneration may be either in addition to or in substitution for that Director’s remuneration under the preceding Articles.

10.8	The Company may pay a former Director, or the estate of a Director who dies in office, a retirement benefit in recognition of past services in the amount determined by the Directors, but not exceeding the amount permitted to be paid by the Corporations Act. The Company may also enter into a contract with a Director providing for payment of a retiring benefit. A retirement benefit paid under this Article is not remuneration to which Article 10.12 applies.

Travelling expenses

10.9	A Director is also entitled to be reimbursed out of the funds of the Company such reasonable travelling, accommodation and other expenses as the Director may incur when travelling to or from meetings of the Directors or a Committee or when otherwise engaged on the business of the Company.

Director’s interests

10.10	A Director is not disqualified by the Director’s office and the fiduciary relationship established by it from holding any office or place of profit, other than that of auditor, under the Company or a related body corporate of the Company. A Director may, subject to the Corporations Act:

(a)	be or become a director of or otherwise hold office or a place of profit in any other company promoted by the Company or in which the Company may be interested as vendor, shareholder or otherwise;

(b)	contract or make any arrangement with the Company or any related body corporate whether as vendor, purchaser, broker, solicitor or accountant or other professional person or otherwise and any contract or arrangement entered or to be entered into by or on behalf of the Company or any related body corporate in which any Director is in any way interested is not avoided for that reason; and

(c)	participate in any association, institution, fund, trust or scheme for past or present employees or Directors of the Company or any related body corporate, a related body corporate or any of their respective predecessors in business or their dependants or persons connected with them.

10.11	A Director who:

(a)	holds any office or place of profit under the Company;

(b)	holds any office or place of profit referred to in Article 10.10(a);

(c)	is involved in a contract or arrangement referred to in Article 10.10(b); or

(d)	participates in an association or otherwise under Article 10.10(c),

is not by reason only of that fact or any interest resulting from it or the fiduciary relationship established by it liable to account to the Company for any remuneration or other benefits accruing from it.

10.12	A Director or a firm of which the Director is a partner or employee may act in a professional capacity, other than as auditor, for the Company or any related body corporate and a Director or a Director’s firm is entitled to remuneration for professional services as if the relevant Director was not a Director.

10.13	Each Director must disclose that Director’s interests to the Company in accordance with the Corporations Act.

10.14	A Director may vote in respect of a matter notwithstanding that the Director has directly or indirectly a material personal interest.

10.15	The Director may be counted in the quorum present at any Director’s meeting at which the contract, proposed contract or arrangement or other matter is considered if the Director is permitted by the Corporations Act to be present during the consideration.

10.16	A Director may, notwithstanding the Director’s interest, and whether or not the Director is entitled to vote, or does vote, participate in the execution of any instrument by or on behalf of the Company and whether through signing or sealing the same or otherwise.

Vacation of office of Director

10.17	In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Act, the office of a Director becomes vacant if the Director:

(a)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(b)	resigns from the office by notice in writing to the Company;

(c)	is removed from the office under Article 10.3; or

(d)	is not present personally or by an Alternate Director or by a proxy at meetings of the Directors for a continuous period of twelve months without leave of absence from the Directors.

Interests of Holding Company

10.18	For so long as the company is a wholly owned subsidiary a director is authorised to act in the best interests of the holding company as contemplated by section 187 of the Corporations Act.

11	Powers and duties of Directors

Directors to manage Company

11.1	The business of the Company is to be managed by the Directors, who may exercise all such powers of the Company as are not, by the Corporations Act or by this Constitution, required to be exercised by the Company in general meeting.

11.2	Without limiting the generality of Article 11.1, the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

Appointment of attorney

11.3	The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes and with the powers, authorities and discretions vested in or exercisable by the Directors for such period and subject to such conditions as they think fit.

11.4	Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in the attorney.

Minutes

11.5	The Directors must cause minutes of meetings to be made and kept in accordance with the Corporations Act.

Execution of Company cheques, etc

11.6	All cheques, promissory notes, bankers’ drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner and by such persons as the Directors determine from time to time.

Execution of Company Documents

11.7	Unless otherwise determined by the Directors, or otherwise required by Law, the following types of documents must be approved and executed by two Directors of the Company, with at least one being a Director who ordinarily resides in the Netherlands:

(a)	any agreement, or series of related agreements, for the Company to sell or purchase assets (other than agreements that relate only to inventory or any other working capital assets) having a value in aggregate greater than USD$100,000; or

(b)	any agreement for, or relating to, any new borrowings or financial accommodation for the Company (in any form including, but not limited to, financial and operating leases) or any agreement settling or discharging any debt amount greater than USD$100,000; or

(c)	any other document that the Directors determine must be approved and executed in accordance with this Article 11.7.

12	Proceedings of Directors

Directors’ meetings

12.1	The Directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

12.2	A Director may at any time, and the Secretary must on the written request of a Director, convene a meeting of the Directors.

Questions decided by majority

12.3	Questions arising at a meeting of Directors are to be decided by a majority of votes of Directors present and entitled to vote and any such decision is for all purposes to be deemed a decision of the Directors.

12.4	A person who is present at a meeting of Directors as an Alternate Director or as a proxy for another Director has one vote for each absent Director who would be entitled to vote if present at the meeting and for whom that person is an Alternate Director or proxy, and if that person is also a Director has one vole as a Director in that capacity.

Chairman’s casting vote

12.5	The chairman of the meeting does not have a casting vote.

Alternate directors and proxies

12.6	Subject to the Corporations Act, a Director may, appoint a person, approved by a majority of the other Directors to be an Alternate Director in the Director’s place during such period as the Director thinks fit.

12.7	An Alternate Director is entitled to notice of all meetings of the Directors and, if the appointor does not attend a meeting, is entitled to attend and vote in the appointor’s stead.

12.8	An Alternate Director may exercise all the powers except the power to appoint an Alternate Director and, subject to the Corporations Act, may perform all the duties of the appointor insofar as the appointor has not exercised or performed them.

12.9	Whilst acting as a Director, an Alternate Director is responsible to the Company for the Alternate Director’s own acts and defaults and the appointor is not responsible for them.

12.10	An Alternate Director is not entitled to receive from the Company any remuneration or benefit under Article 10.5 or 10.8.

12.11	The appointment of an Alternate Director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the Alternate Director has not expired, and terminates in any event if the appointor ceases to be a Director.

12.12	An appointment, or the termination of an appointment, of an Alternate Director must be effected by a notice in writing signed by the Director who makes or made the appointment and delivered to the Company.

12.13	An Alternate Director is not to be taken into account separately from the appointor in determining the number of Directors.

12.14	A Director may attend and vote by proxy at a meeting of the Directors if the proxy:

(a)	is another Director; and

(b)	has been appointed in writing under the signature of the appointor,

and such an appointment may be general or for one or more particular meetings. A Director present as a proxy for another Director who would be entitled to vote if present at the meeting has one vote for that other Director and one vote as a Director in that capacity.

Quorum for Directors’ meeting

12.15	At a meeting of Directors, the number of Directors whose presence in person or by proxy is necessary to constitute a quorum is two or any greater number determined by the Directors from time to time. For the purposes of this Article, a quorum is present during the consideration of a matter at a meeting of the Directors only if at 1east two Directors are present, with at least 50% of Directors present being Directors that ordinarily reside in the Netherlands’, who are entitled to vote on any motion that may be moved at the meeting in relation to that matter.

Remaining Directors may act

12.16	The continuing Directors may act notwithstanding a vacancy in their number but, if and so long as their number is reduced below the minimum fixed by Article 10.1, the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or of convening a general meeting.

Chairman of Directors

12.17	The Directors may elect one of their number ‘who ordinarily resides in the Netherlands’ as chairman of their meetings and may also determine the period for which the person elected as chairman is to hold office.

12.18	If a Directors’ meeting is held and:

(a)	a chairman has not been elected as provided by Article 12.17; or

(b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the Directors present must elect one of their number to be a chairman of the meeting.

Directors’ committees

12.19	The Directors may delegate any of their powers, other than powers required by law to be dealt with by directors as a board, to a committee or committees consisting of at least one of their number and such other persons as they think fit.

12.20	A committee to which any powers have been delegated under Article 12.19 must exercise the powers delegated in accordance with any directions of the Directors and a power so exercised is deemed to have been exercised by the Directors.

12.21	The members of a committee may elect one of their number as chairman of their meetings. If a meeting of a committee is held and:

(a)	a chairman has not been elected; or

(b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act, the members involved may elect one of their number to be chairman of the meeting.

12.22	A committee may meet and adjourn as it thinks proper.

12.23	Questions arising at a meeting of a committee are to be determined by a majority of votes of the members involved and voting. The chairman, in addition to the chairman’s deliberative vote, does not have a casting vote.

Written resolution by Directors

12.24	A resolution in writing signed by all the Directors who are eligible to vote on the resolution (being at least a quorum) is as valid and effectual as if it had been passed at a meeting of the Directors held at the time when the written resolution was signed by the last eligible Director to sign it. A written resolution may consist of several documents in like form, each signed by one or more Directors.

If the Company has only one Director:

(a)	the Director may pass a resolution by recording it and signing the record; and

(b)	the Director may make a declaration by recording it and signing the record.

Use of technology

12.25	A Directors’ meeting may be called or held using any technology consented to by each Director. The consent may be a standing one. A Director may only withdraw consent within a reasonable period before the meeting.

Validity of acts of Directors

12.26	All acts of the Directors, a committee or member of a committee are valid notwithstanding that it is afterwards discovered that there was some defect in the appointment, election or qualification of them or any of them or that they or any of them were disqualified or had vacated office.

Appointment of Managing and Executive Directors

12.27	The Directors may appoint one or more of their number to the office of Managing Director or as an Executive Director or to any other office, except auditor, of employment under the Company for the period and on the terms they think fit. The Directors may, subject to the terms of any contract between the relevant Director and the Company, at any time remove or dismiss any Managing Director or Executive Director from that office and may appoint another Director in their place. A Managing Director or Executive Director automatically ceases to be a Managing Director or Executive Director on ceasing to be a Director.

Remuneration of Managing and Executive Directors

12.28	The remuneration of a Managing Director or an Executive Director may be fixed by the Directors and may be by way of salary or commission or participation in profits or by all or any of those modes.

Powers of Managing and Executive Directors

12.29	The Directors may confer on a Managing Director or an Executive Director any of the powers exercisable by them, on such terms and conditions and with such restrictions as they think fit. The Directors may at any time withdraw or vary any of the powers conferred on a Managing Director or an Executive Director.

13	Secretary

Appointment of Secretary

13.1	The Company may have a Secretary who is to be appointed by the Directors provided that if more than one Secretary is appointed there must be at least one Secretary appointed who ordinarily resides in Australia and at least one Secretary appointed who ordinarily resides in the Netherlands.

Suspension and removal of Secretary

13.2	The Directors may suspend or remove a Secretary from that office.

Powers, duties and authorities of Secretary

13.3	The Directors may vest in a Secretary such powers, duties and authorities as they may from time to time determine and the Secretary must exercise all such powers and authorities subject at all times to the control of the Directors.

14	Seals

Common and duplicate common seal

14.1	The Company may have:

(a)	a common seal; and

(b)	a duplicate common seal, which must be a copy of the common seal with the words “duplicate seal”, “share seal” or “certificate seal” added.

14.2	The Directors must provide for the safe custody of each seal of the Company.

Use of common seal

14.3	The common seal may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the common seal. Every document to which the common seal is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

15	Inspection of records

Inspection by Members

15.1	Subject to the Corporations Act, the Directors may determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members (other than Directors), and a Member (other than a Director) does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

16	Dividends and reserves

Payment of dividend

16.1	Subject to the Corporations Act, this Constitution and the rights of persons (if any) entitled to shares with special rights to dividend, the Directors may determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled thereto of that dividend.

No interest on dividends

16.2	Interest is not payable by the Company on a dividend.

Reserves and profits carried forward

16.3	The Directors may, before paying any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

16.4	Pending any such application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit.

16.5	The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

Calculation and apportionment of dividends

16.6	Subject to the rights of persons (if any) entitled to shares with special rights as to dividend and to the terms of any issue of shares to the contrary all dividends are to be paid:

(a)	in the case of fully paid shares, to their holders in proportion to the number of shares held by them respectively; or

(b)	in the case of shares which are not fully paid shares, to their holders according to the amounts paid or credited as paid on those shares, apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

16.7	An amount paid or credited as paid on a share in advance of a call is not to be taken as paid or credited as paid on the share for the purposes of Article 16.6.

Deductions from dividends

16.8	The Directors may deduct from any dividend payable to, or at the direction of, a Member all sums of money (if any) presently payable by that Member to the Company on account of calls or otherwise in relation to shares in the Company.

Distribution of specific assets

16.9	When paying a dividend, the Directors may:

(a)	resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including fully paid shares in or debentures of the Company or fully paid shares in or debentures of any other body corporate; and

(b)	direct that the dividend payable in respect of any particular shares be satisfied wholly or partly by such a distribution and that the dividend payable in respect of other shares be paid in cash.

16.10	If a difficulty arises in regard to a distribution under Article 16.9, the Directors may:

(a)	settle the matter as they consider expedient; and

(b)	fix the value for distribution of the specific assets or any part of those assets;

(c)	determine that cash payments will be made to, or at the direction of, any Members on the basis of the value so fixed in order to adjust the rights of all parties; and

(d)	vest any such specific assets in trustees as the Directors consider expedient.

If a distribution of specific assets to, or at the direction of, a particular Member or Members is illegal or, in the Directors’ opinion, impracticable the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

Payment by cheque and receipts from joint holders

16.11	A dividend, interest or other money payable in cash in respect of shares may be paid:

(a)	by cheque sent through the post directed to the address of the holder as shown in the Register or, in the case of joint holders, to the address shown in the Register as the address of the joint holder first named in that Register;

(b)	by cheque sent through the post directed to such other address as the holder or joint holder in writing directs; or

(c)	by some other method of direct credit determined by the Directors to the holder or holders shown on the Register or to such person or place directed by them.

16.12	Any one of two or more joint holders may give an effectual receipt for any dividend, interest or other money payable in respect of the shares held by them as joint holders.

Unclaimed dividends

16.13	All unclaimed dividends may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

17	Capitalisation of profits

Capitalisation of reserves and profits

17.1	The Directors:

(a)	may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

(b)	may but need not resolve to apply the sum in any of the ways mentioned in Article 17.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

17.2	The ways in which a sum may be applied for the benefit of Members under Article 17.1 are:

(a)	in paying up any amounts unpaid on shares held by Members;

(b)	in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

(c)	partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

17.3	The Directors may do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

(a)	issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

(b)	authorise any person to make, on behalf of all or any of the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for:

(i)	the issue to them, credited as fully paid up, of any such further shares or debentures; or

(ii)	the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any such agreement is effective and binding on all the Members concerned.

18	Service of documents

Service of documents

18.1	This Part does not apply to a notice of a meeting of Members.

18.2	The Company may give a document to a Member:

(a)	personally;

(b)	by sending it by post to the address for the Member in the Register or an alternative address nominated by the Member; or

(c)	by sending it to a fax number or electronic address nominated by the Member.

18.3	If a document is sent by post, delivery of the document is deemed to be effected by properly addressing, prepaying and posting a letter containing the document, and the document is deemed to have been delivered on the day after the date of its posting.

18.4	If a document is sent by facsimile or electronic transmission, delivery of the document is to be deemed:

(a)	to be effected by properly addressing and transmitting the facsimile or electronic transmission, and

(b)	to have been delivered on the day following its despatch.

18.5	A document may be given by the Company to the joint holders of a share by giving the document to the joint holder first named in the Register in respect of the share.

18.6	A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this Article to the person from whom that person derives title prior to registration of that person’s title in the Register.

19	Audit and accounts

Company to keep accounts

19.1	The Directors must cause the Company to keep accounts of the business of the Company in accordance with the requirements of the Corporations Act.

Company to audit accounts

19.2	The Directors must cause the accounts of the Company to be audited in accordance with the requirements of the Corporations Act.

20	Winding up

Distribution of assets

20.1	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

20.2	The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

21	Indemnity

Indemnity of officers

21.1	Every person who is or has been:

(a)	a director of the Company or of a wholly-owned subsidiary of the Company;

(b)	a secretary of the Company or of a wholly-owned subsidiary of the Company; or

(c)	a person making, or participating in making, decisions that affect the whole, or a substantial part, of the business of the Company or of a wholly-owned subsidiary of the Company; or

(d)	a person having the capacity to affect significantly the financial standing of the Company or of a wholly-owned subsidiary of the Company, is entitled to be indemnified out of the property of the Company against

(e)	every liability incurred by the person in that capacity (except a liability for legal costs); and

(f)	all legal costs incurred in by the person in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity, unless:

(g)	the Company is forbidden by statute to indemnify the person against the liability or legal costs; or

(h)	an indemnity by the Company of the person against the liability or legal costs would, if given, be made void by statute.

Insurance

21.2	The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who has or has had a capacity mentioned in paragraph (a), (h), (c) or (d) of article 20.1 against liability incurred by the person in that capacity, including a liability for legal costs, unless

(a)	the Company is forbidden by statute to pay or agree to pay the premium; or

(b)	the contract would, if the Company paid the premium, be made void by statute.

This and the preceding 29 pages is the new Constitution adopted on 21 August 2002 and signed by me as the duly authorised representative of the sole shareholder, Australia Meat Holdings Pty Limited.

SIGNED by	)
)
/s/ Peter White	)
as authorised representative for	)
AUSTRALIA MEAT HOLDINGS	)
PTY LIMITED in the presence of:	)
)
)
/s/ illegible	)
Signature of witness	)	/s/ illegible
	)	By executing this agreement the
/s/ Ken Flanders	)	signatory warrants that the signatory
Name of witness (block letters))		is duly authorised to execute this
	)	agreement on behalf of AUSTRALIA
	)	MEAT HOLDINGS PTY LIMITED

Appendix

Schedule

1. The rights and restrictions attached to:

(a)	ordinary shares;

(b)	“A” class ordinary shares; and

(c)	“B” class ordinary shares (also known as “B” class shares), are set out in this Schedule.

2. These rights and restrictions apply, not with standing any other provisions to the contrary contained in the body of this Constitution. To the extent of any inconsistency between this Schedule and the body of this Constitution, the provisions of this Schedule shall apply.

3. Notwithstanding any other provision contained in this Constitution, the provisions contained in Table 2(d), (e) and (f) can only be varied if approved by:

(a)	a special resolution of the holders of ordinary shares; and

(b)	a special resolution of the holders of “A” class ordinary shares; and

(c)	a special resolution of the holders of “B” class shares, in addition to the satisfaction of any other requirements specified in the Corporations Act).

4. Not with standing any other provision contained in this Constitution, the provisions contained in Table 3 (d) and (e) can only be varied if approved by:

(a)	a special resolution of the holders of ordinary shares; and

(b)	a special resolution of the holders of “A” class ordinary shares; and

(c)	a special resolution of the holders of “B” class shares, in addition to the satisfaction of any other requirements specified In the Corporations Act).

5. The following definitions apply where used in this Schedule unless a contrary intention is indicated or the subject matter otherwise requires:

“Net Realised Amount” means the amount realised from any assets, profits and property of the Company (less any preferred creditor amounts.

“The Company Market Value” is the market value of the total net assets of the Company as at the date of the issue of the first “B” class share in the Company to JBS Hungary Holdings Korlátolt Felelõsségũ Társaság (JBS Hungary) (taking into account the contribution of all shares held by JBS Hungary in JBS USA Holdings, Inc.) plus the market value of any additional ordinary shares issued after that date as at the date of issue of those additional ordinary shares.

“The Distribution Percentage” is The JBS USA Book Value as a percentage of The Company Market Value, rounded to 3 decimal places. For clarification purposes, this percentage can never exceed 100%.

“The JBS USA Book Value” is the accounting carrying value of the investment in JBS USA Holdings, Inc. as recorded in the standalone financial statements of JBS Hungary just prior to the contribution of all shares held by JBS Hungary In JBS USA Holdings, Inc. to the Company.

6. The rights and restrictions are:

No:	Table 1- Ordinary shares Rights and restrictions
(a)	Right to receive notices of any general meeting of the Company.

(b)	Right to receive financial reports, balance sheets, profit and loss accounts and all other notices and reports which Members are entitled to receive under this Constitution or the Corporations Act.

(c)

Right to attend, be heard at and vote at any general meeting of the Company in accordance with clause 9.21 of the Constitution, and the right to attend, be heard at and vote at any class meeting of the holders of ordinary shares.

(d)	Subject always to the rights of the holders of “B” class shares referred to in Table 3(d), a right to participate in all dividends declared by the board of Directors parri passu with all other ordinary shares.

(e)	Subject always to the rights of the holders of “B” class shares referred to in Table 3(e), on a winding up of the Company, an ordinary share has the right to participate in any the amount realised from assets, profits and property of the Company (less any preferred creditor amounts and the amounts to which the holders of the “B” class shares are entitled to under Table 3(e)), parri passu with all other ordinary shares, such amount will be credited first as a repayment of any capital paid or credited as paid up on such share.

(f)	Subject always to preceding provisions of this Table 1, such other rights as are conferred on the holders of ordinary shares under the Corporations Act.

No:	Table 2- “A” class ordinary shares Rights and restrictions
(a)	Right to receive notices of any general meeting of the Company.

(b)	Right to receive financial reports, balance sheets, profit and loss accounts and all other notices and reports which Members are entitled to receive under this Constitution or the Corporations Act.

(c)

Right to attend, be heard at and vote at any general meeting of the Company in accordance with clause 9.21 of the Constitution, and the right to attend, be heard at and vote at any class meeting of the holders of “A” class ordinary shares.

(d)	No right to participate in any dividends declared by the board of Directors or in any other like distribution.

(e)

No right on a winding up of the Company to the repayment of any capital paid up or credited as paid up on the “A” class ordinary shares and no right to participate in any surplus assets, profits, income or property of the Company.

(f)

No right to receive or participate in any Income or capital which could otherwise be distributed or returned by the Company to the holders of “A” class ordinary shares pursuant to any provision of the Constitution or the Corporations Act (including, without limitation, Chapter 2J.1).

No:	Table 3- “B” class shares Rights and restrictions
(a)	Right to receive notices of any general meeting of the Company.

(b)	Right to receive financial reports, balance sheets, profit and loss accounts and all other notices and reports which Members are entitled to receive under this Constitution or the Corporations Act.

(c)	Right to attend, be heard at and vote at any general meeting of the Company in accordance with clause 9.21 of the Constitution, and the right to attend, be heard at and vote at any class meeting of the holders of “B” class shares.

(d)	A “B” class share has the right to participate in all dividends declared by the board of Directors of an amount equal to the Distribution Percentage multiplied by the amount of the dividend, and then divided by the number of “B” class shares then on issue.

(e)	On a winding up of the Company, a “B” class share has the right to participate in the Net Realised Amount on the following basis, namely, the Net Realised Amount, multiplied by the Distribution Percentage, and then divided by the number of “B” class shares then on Issue, such amount will be credited first as a repayment of any capital paid or credited as paid up on such share.